ACQUISITION AGREEMENT

THIS AGREEMENT is made on and as of the 1st day of March, 1997

AMONG:

ALPHA VENTURES INC., a corporation existing under the laws of the Province of Alberta

("Alpha Ventures")

-and

MICHAEL P. KRAFT, Richard A. Sherman, 1077431 Ontario Limited, Kraft Investments Corp., Michael P. Kraft, as beneficiary for First Marathon Securities Limited RRSP Account 4009516S and Richard Sherman, as beneficiary for Nesbitt Bums Inc. RRSP Account #371050025-13

                        (collectively the "Shareholders")

WHEREAS Alpha Ventures has made an offer to purchase dated April 9, 1997 (the "Offer") to the holders of common shares ("AC Shares") of Alpha Corporation ("AC") to purchase all of the issued and outstanding AC Shares, for the consideration of 1.38 common shares of Alpha Ventures for each AC Share to a total of 6,978,828 shares of Alpha Ventures.

IN CONSIDERATION of $1.00 and the covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

1.   Covenants of the Shareholders pertaining to AC

On behalf of AC and to the best of each of the Shareholders' knowledge, the Shareholders represent, covenant and agree with Alpha Ventures as follows:

(a) Operation of Business. During the period commencing on the date hereof and continuing until the completion or termination of the Offer, the Shareholders agree (except as expressly contemplated by this Agreement or to the extent that Alpha Ventures shall otherwise consent) that they will use their best efforts to cause:

(i) AC to carry on its business in the regular and ordinary course in substantially the same manner as heretofore conducted;

(ii) AC not to declare or pay any dividends on or make other distributions or payments (whether in cash, shares or property or any combination thereof) in respect of the AC Shares or take or authorize any act to implement any of the foregoing;

(iii)AC not to amend or authorize or authorize any amendment to its articles or by-laws;

(iv) AC not to issue, authorize or propose or commit to the issuance of, or, directly or indirectly, purchase or propose the purchase of any securities of AC (other than the issuance of AC Shares pursuant to the exercise of options outstanding on the date hereof);

(v) AC not to acquire or agree to acquire by amalgamating, merging,consolidating or entering into a business combination with, or by purchasing or leasing substantially all the assets of, any business or undertaking or any corporation, partnership, association or other business organization or division thereof;

(vi) AC not to sell, lease, transfer mortgage or otherwise dispose of or encumber any of its properties or assets;

(vii)AC not to incur indebtedness for money borrowed, or assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any person or issue or sell any debt securities other than borrowings in the ordinary course of business consistent with prior practice;

(viii) AC not to grant to any officer or employee of AC any increase in compensation or in severance or termination pay, or enter into any employment agreement with any officer or employee of AC;

(ix) except in the ordinary course of business, AC not to enter into or amend existing agreements, commitments or contracts which, individually or in the aggregate, are material to AC; and


(x) AC to promptly advise Alpha Ventures in writing of any material change in the financial condition or operations of AC that is likely to be materially adverse to AC.

(c) Non-Solicitation During the period commencing on the date hereof and continuing until the completion or termination of the Offer, the Shareholders will not cause AC to solicit, initiate or knowingly encourage submission of proposals or offers from any other person, entity or group relating to the acquisition or disposition of its issued and outstanding AC Shares, any amalgamation, merger, or other form of business combination involving AC, any sale, lease, exchange or transfer of all or substantially all of its assets, or any take-over bid, reorganization, recapitalization, liquidation or winding up of, or other business combination or similar transaction involving AC and any other party other than Alpha Ventures (collectively, the "Proposed Transactions"); provided, however, that the foregoing shall not prevent the board of directors of AC from responding as required by law to any submission or proposal regarding a Proposed Transaction or from making such disclosure to AC's security holders which in the judgement of the board of directors of AC upon the advice of counsel is required under applicable law. The Shareholders agree to forthwith advise Alpha Ventures of any Proposed Transaction communicated or submitted after the date hereof and the terms hereof.

(d) Access to Information The Shareholders will their best efforts to cause AC to give Alpha Ventures and its solicitors, accountants, engineers and other agents full access during reasonable business hours throughout the period from the date hereof to the time of the expiry of the Offer to information concerning the business, assets and liabilities of AC.

2.   Covenants of the Shareholders

Each of the Shareholders severally covenants and agrees with Alpha Ventures as follows:

(a) Deposit AC Shares Each of the Shareholders shall deposit under the Offer all AC Shares beneficially owned by such Shareholder before the time fixed for the expiry of the Offer and thereafter shall not withdraw such deposited AC Shares under any circumstances, notwithstanding any statutory or other right of withdrawal he or it may otherwise have provided that each of the following has occurred:

(i)  The shareholders of Alpha Ventures have:

     (A) approved the acquisition of the AC Shares as Alpha Ventures' Major Transaction as set out and in accordance with the provisions of Policy
          4.11 ("Policy 4.11") of the Alberta Securities Commission and the rules of The Alberta Stock Exchange;

     (B) approved the granting of further options to purchase up to 700,000 common shares of Alpha Ventures at $0.20 each in accordance with the provisions of Alpha Ventures' Stock Option Plan;

     (C) approved the continuance of Alpha Ventures to the jurisdiction of Canada;

     (D) approved the amendment of the Articles to permit the directors to appoint additional directors to the board of Alpha Ventures between annual meeting of shareholders;

(ii) the Offer is not withdrawn and all of the AC Shares tendered prior to the expiry of the Offer have been taken up and paid for immediately after the expiry of the Offer;

(b)NoTransfer From the date hereof until the time of the expiry of the Offer, the Shareholders shall not sell, transfer or otherwise dispose of any AC Shares beneficially owned by the Shareholders on the date hereof (except by depositing AC Shares under the Offer).

3.   Representations and Warranties of the Shareholders.

Each of the Shareholders severally represents and warrants to Alpha Ventures (and acknowledges that Alpha Ventures is relying upon such representations and warranties in connection with the entering into of this Agreement) that, as of the date hereof, the Shareholder is the registered beneficial owner of the number of AC Shares set opposite the Shareholder's name below, free and clear of all liens, charges, encumbrances, security interests and other rights of others whatsoever and has good and sufficient power, authority and right to transfer or cause to be transferred the registered and beneficial title to such AC Shares to Alpha Ventures with good and marketable title thereto:

Name                                                        AC Shares
Michael Kraft1                                                 94,610
Richard Sherman2                                               35,000
1077431 Ontario Limited 3                                   1,527,550
Kraft Investments Corp.4                                    1,435,940

1.   Held  by  First   Marathon   Securities   Limited  RRSP  Account   #009516S
     beneficially for Michael Kraft.
2. Held by Nesbitt Bums Inc. RRSP Account # 371050 25-13 beneficially for Richard Sherman.
3.   1077431 Ontario Limited is controlled by Richard Sherman.
4.   Kraft Investments Corp. is controlled by Michael Kraft.

3.   Counterpart and Facsimile

This Agreement and any document or instrument to be executed and delivered by the parties hereto or in connection with this Agreement may be executed and delivered in separate counterparts and delivered by one party to the other by facsimile, each of which when so executed and delivered shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement, and production of an originally executed or a copy of a transmittal facsimile of each counterpart execution page hereof shall be sufficient for purposes of proof of the execution and delivery of this Agreement or such document or instrument.

4.   Further Assurances

The parties shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

5.   Successors and Assigns

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal personal representatives, successors and assigns.

6.   Notices

Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery or by facsimile transmission addressed to the recipient as follows:

To Alpha Ventures:

#500, 530 - 4th Ave. S.W. Calgary, Alberta T2P OJ9
Phone No.: (403) 266-5035 Facsimile No.: (403) 265-6368

To the Shareholders:

c/o Suite 890, 151 Bloor St. W. Toronto, Ontario M5S IS4
Phone No.: (416) 927-7000 Facsimile No.: (416) 927-1222

or to such other address or person as may be designated by notice given by one party to the other. Any such communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by facsimile transmission, on the date of transmission thereof.

7. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the parties hereto attorn to the jurisdiction of the courts of Ontario.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the date and year first above written.


                                     ALPHA VENTURES, INC.

                                     PER: /s/ Michael Kraft
                                         ------------------------------
                                     Name: Michael Kraft
                                     Title: President & C.E.O.
                                     An authorized signing officer

/s/                                  /s/ Michael Kraft
----------------------               ----------------------------------
Witness                              Michael Kraft


/s/                                  /s/ Richard A. Sherman
----------------------               -----------------------------------
Witness                              Richard A. Sherman


1077431 ONTARIO LIMITED              KRAFT INVESTMENTS CORP.


Per: /s/ Richard Sherman             Per: /s/ Michael Kraft
    ---------------------                -----------------------------
Name: Richard Sherman                Name: Michael Kraft
Title:                               Title:
An authorized signing officer        An authorized signing officer


/s/                                  /s/ Michael Kraft
------------------------             ---------------------------------
Witness                              Michael Kraft, as beneficiary for
                                     First Marathon Securities Limited RRSP
                                     Account #009516S


/s/                                  /s/ Richard Sherman
------------------------             -------------------------------
Witness                              Richard Sherman, as beneficiary for Nesbitt
                                     Burns, Inc. RRSP Account #37105025-13